Exhibit 99.1

ULTRAMIST PRODUCT LINE OF CELULARITY, INC.
ABBREVIATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
SANUWAVE Health, Inc.

Report on the Abbreviated Financial Statements

We have audited the accompanying abbreviated financial statements of the UltraMIST Product Line of Celularity, Inc., which comprise the statement of assets acquired as of December 31, 2019 and 2018, and the related statements of revenues and direct expenses for the year ended December 31, 2019 and the period from May 7, 2018 through December 31, 2018, and the related notes to the abbreviated financial statements.

Management’s Responsibility for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of these abbreviated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these abbreviated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the statements of assets acquired of the UltraMIST Product Line of Celularity, Inc. as of December 31, 2019, and the related consolidated statement of revenue and direct expenses for the year ended December 31, 2019 and the period from May 7, 2018 through December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting

As described in Note 1, the abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the UltraMIST Product Line of Celularity, Inc.’s financial position, revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Marcum LLP

Marcum LLP
New York, NY
December 30, 2020

ULTRAMIST PRODUCT LINE OF CELULARITY, INC.
ABBREVIATED FINANCIAL STATEMENTS

STATEMENT OF ASSETS ACQUIRED

(U.S. Dollars)

	December 31,		June 30,
	2019	2018	2020
			(Unaudited)
Assets:
Inventory	$1,953,530	$1,140,575	$2,011,127
Property and equipment, net	554,851	357,053	495,184
Total assets acquired	$2,508,381	$1,497,628	$2,506,311

The accompanying notes are an integral part of these abbreviated financial statements.

ULTRAMIST PRODUCT LINE OF CELULARITY, INC.
ABBREVIATED FINANCIAL STATEMENTS

STATEMENT OF  REVENUES AND DIRECT EXPENSES

(U.S. Dollars)

	Year Ended December 31,	May 7, 2018 through December 31,	Six Months Ended June 30,
	2019	2018	2020	2019
			(Unaudited)

Revenues	$7,974,825	$5,358,175	$2,972,000	$3,989,825

Cost of goods sold	2,920,239	2,248,733	1,106,625	1,330,577

Direct expenses:
Sales and marketing	2,379,641	1,346,166	1,370,674	1,110,219
General and administrative	462,874	142,695	234,935	225,354
Total direct expenses	2,842,515	1,488,861	1,605,609	1,335,573

Revenues in excess of cost of goods sold and direct expenses	$2,212,071	$1,620,581	$259,766	$1,323,675

The accompanying notes are an integral part of these abbreviated financial statements.

ULTRAMIST PRODUCT LINE OF CELULARITY, INC.
ABBREVIATED FINANCIAL STATEMENTS

NOTES TO ABBREVIATED FINANCIAL STATEMENTS

1. Nature of the Business and Basis of Presentation

Description of the Transaction

On August 6, 2020, SANUWAVE Health, Inc. (“Sanuwave”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Celularity Inc. (“Celularity”) pursuant to which Sanuwave acquired Celularity’s UltraMIST® Ultrasound Healing Therapy assets (the “Assets”). The aggregate consideration paid for the Assets was $24,000,000, which consisted of (i) a cash payment of $18,890,000, (ii) the issuance of a convertible promissory note to Celularity in the principal amount of $4,000,000 (the “Seller Note”), and (iii) a credit of $1,110,000 for the previous payment made by Sanuwave to Celularity pursuant to that certain letter of intent between Sanuwave and Celularity dated June 7, 2020. The closing of the transaction occurred on August 6, 2020.

In connection with the Asset Purchase Agreement, on August 6, 2020, Sanuwave entered into a license and marketing agreement with Celularity pursuant to which Celularity granted to Sanuwave a license to the Celularity wound care biologic products, Biovance® and Interfyl® (the “License Agreement”). The License Agreement provides Sanuwave with an exclusive license to use, market, distribute and sell Biovance® in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and a non-exclusive license to use, market, distribute and sell Interfyl® in the Field in the Territory. The License Agreement has an initial five year term, after which it automatically renews for additional one year periods, unless either party gives written notice at least 180 days prior to the expiration of the current term.

Basis of Presentation

The accompanying abbreviated financial statements, which consist of the statements of assets acquired as of December 31, 2019, December 31, 2018 and June 30, 2020 and related statements of revenues and direct expenses for the year ended December 31, 2019, the period from May 7, 2018 through December 31, 2018, and the six months ended June 30, 2020 and June 30, 2019 and the related notes thereto will henceforth be collectively referred to as the “Abbreviated Financial Statements”. The Abbreviated Financial Statements were prepared for the purpose of complying with the requirements of Rule 3-05 of the U.S. Securities Exchange Commission Regulation S-X and present the assets acquired and the related revenues and direct expenses of the UltraMIST® Ultrasound Healing Therapy product line (the “UltraMIST Product Line” or the “Business”) of Celularity. UltraMIST® Ultrasound Healing Therapy provides low frequency contactless ultrasound to the treatment area as a means to promote wound healing.  The Abbreviated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are unaudited with respect to the accompanying financial statements as of June 30, 2020 and the six months ended June 30, 2020 and 2019.

Following its acquisition of the UltraMIST Product Line on May 7, 2018, Celularity initially recognized acquired assets and liabilities of the Business at fair value in its consolidated financial statements. As permitted by Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), the Business has elected to apply pushdown accounting in the Abbreviated Financial Statements for the periods following its acquisition by Celularity.  As a consequence, for all periods presented within the Abbreviated Financial Statements, the Business is reflected using Celularity’s “stepped-up basis”.

It is impracticable to prepare complete financial statements of the UltraMIST Product Line as Celularity has not maintained the separate accounts necessary to present them.  The UltraMIST Product Line was not a separate legal entity, subsidiary or operating segment of Celularity, it was never operated as a stand-alone business or division and it has not prepared separate financial statements in the past.  As a result, the statements of revenues and direct expenses were derived from the operating activities directly attributable to the UltraMIST Product Line from Celularity’s books and records and contain allocations of certain operating expenses generally on the basis of a percentage of revenue as compared to Celularity’s total wound care biologic products or other reasonable and consistently applied allocation methodologies. Although management is unable to determine all of the actual costs, expenses and resulting operating results associated with the UltraMIST Product Line, it considers the allocation of such items to be reasonable for the periods presented.  However, the direct expenses and revenues of the UltraMIST Product Line may differ from the results that would have been achieved had the UltraMIST Product Line operated as a separate entity and may not necessarily reflect the assets and liabilities or revenues and expenses of the Product Line on a stand-alone basis in the future. As described in more detail in Note 2, the statements of revenues and direct expenses exclude certain costs borne by Celularity to support the UltraMIST Product Line. As such, the statements are not indicative of the future results of the UltraMIST Product Line as they omit various operating expenses that Sanuwave will incur to operate the UltraMIST Product Line in the future and, regardless, Sanuwave has different expense structures and commercialization infrastructure related to the UltraMIST Product Line than Celularity.

The Business’s statements of assets acquired were created by Celularity management by identifying specific instances of inventory and fixed assets related to the UltraMIST Product Line and acquired by Sanuwave as part of the Asset Purchase Agreement. The statements of assets acquired exclude any acquisition accounting adjustments related to the Asset Purchase Agreement including, but not limited to, differences between the assets’ and liabilities’ stepped-up accounting basis of accounting and their fair values upon acquisition or assumption by Sanuwave, any amounts related to the License Agreement, and the recognition of goodwill and other separately identifiable intangible assets acquired at the acquisition date.

The UltraMIST Product Line’s financing needs were supported by Celularity and cash generated by the UltraMIST Product Line was transferred to Celularity. As the UltraMIST product line has historically been managed as part of the operations of Celularity and has not operated as a stand-alone entity, it is impractical to prepare historical cash flow information regarding the UltraMIST Product Line’s operating, investing, and financing cash flows. As such, information on Cash Flows is not presented herein.

2. Corporate Overhead and Accounting

Celularity performs certain functions for the UltraMIST Product Line including, but not limited to, corporate management, certain legal services, administration of insurance, regulatory and compliance, treasury, information systems, finance, corporate income tax administration, employee compensation and benefit management, facilities and other corporate expenses. The costs of these functions historically have not been allocated to its products, are not directly attributable or specifically identifiable to the UltraMIST Product Line, and therefore, are not included in the Abbreviated Financial Statements.  Income taxes and interest expense have not been included in the accompanying statements as these expenses are not specifically attributable to the UltraMIST Product Line.

3. Summary of Significant Accounting Policies

Recent Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), as amended (“ASU 2016-02”). Under ASU 2016-02, lessees will be required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease measured on a discounted basis, and a right-to-use asset, which is an asset that represents the lessee’s right to control the use of an identified asset for the lease term, at the commencement date for all leases with a term greater than one year. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842)—Effective Dates for Certain Entities (“ASU 2020-05”), which defers the effective date of ASU 2016-02 for private entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Celularity will defer the adoption of ASU 2016-02 pursuant to ASU 2020-05 and plans to adopt the new standard on January 1, 2022. Celularity is evaluating the impact of adopting this new accounting guidance on its consolidated financial statements and related disclosures.

Use of Estimates

The preparation of the Abbreviated Financial Statements requires management to make estimates and assumptions that affect the reported amounts of direct assets and liabilities at the date of the statements of assets acquired and the reported amounts of revenues and direct expenses during the reporting periods. Significant estimates and assumptions reflected in these Abbreviated Financial Statements relate to inventory valuation, impairment and useful lives of fixed assets and the allocation of certain operating expenses. Actual results could differ from the estimates and assumptions used in preparing these Abbreviated Financial Statements.

Revenue Recognition

The Business generates revenue from the sale of its UltraMIST® Therapy System. The UltraMIST® Therapy System consists of a generator and treatment wand (collectively, the “UltraMIST Equipment”) along with single-use applicators (the “UltraMIST Applicators”) and optional accessories (e.g. roll stand and carts).

Effective January 1, 2019, the Business adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method to all contracts that were not completed as of January 1, 2019. Results for reporting periods beginning after January 1, 2019 are presented under ASC 606, while prior period amounts continue to be reported under ASC Topic 605, Revenue Recognition, (“ASC 605”). The Business recognizes revenue when control of the products is transferred to its customers in an amount that reflects the consideration it expects to receive from its customers in exchange for those products. This process involves identifying the contract with a customer, determining the performance obligations in the contract, determining the contract price, allocating the contract price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied.

A performance obligation is considered distinct from other obligations in a contract when it provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and is separately identified in the contract. The Business has generally identified the supply of the UltraMIST Equipment or UltraMIST Applicators as distinct goods that represent separate performance obligations.

The Business considers a performance obligation satisfied once it has transferred control of a good to the customer, meaning the customer has the ability to use and obtain the benefit of the good. This generally occurs upon shipment or delivery of UltraMIST Equipment (after the evaluation period discussed below) or UltraMIST Applicators to the customer depending upon the contractual shipping terms of the contract.

Transaction prices of products are typically based on contracted rates with customers. It is customary for the Business to offer sales incentives, such as volume rebates, prompt payment discounts and promotional discounts, which may result in variable consideration for the goods transferred under a contract. To the extent that the transaction price includes variable consideration, the Business estimates the amount of variable consideration that should be included in the transaction price utilizing the expected value method or the most likely amount, depending on the circumstances, to which the Business expects to be entitled.

The Business provides for rights of return to customers on its UltraMIST® Therapy System products. To date, the Business has had minimal product returns and therefore has not recorded a provision for returns. The Business offers product warranties which provide assurance that the product will function as expected and in accordance with specification. Customers can purchase warranties separately and these warranties give rise to a separate performance obligation.

The adoption of ASC 606 did not have an impact on the amount of reported revenues with respect to revenues generated from the Business’s operations.

The UltraMIST Equipment can be obtained by the customer in three ways: (a) the purchase of the UltraMIST Equipment outright; (b) the lease of the UltraMIST Equipment for a monthly rental fee; or (c) pay-per-use arrangement whereupon the Business provides the UltraMIST Equipment for a single pay per use fee, subject to a minimum purchase requirement of UltraMIST Applicators. UltraMIST Applicators are separately ordered and purchased by customers who opt to purchase or directly lease the equipment. In addition, the Business offers the UltraMIST Equipment for a standard 90 day evaluation period at no charge to the customer for the UltraMIST Equipment, however, UltraMIST Applicators are required to be purchased during the evaluation term. When the Business leases or enters into a pay-per use arrangement, it retains title to the equipment at all times.  Pay-per-use arrangements were de minimus to the abbreviated financial statements.

For customer contracts with multiple performance obligations, revenue is allocated to each performance obligation based on its relative standalone selling price. Standalone selling prices are determined based on observable prices at which the Business separately sells its products. When the Business’s customer arrangements contain a lease or pay-per-use arrangement, the Business allocates the arrangement consideration between the lease deliverable (i.e., the UltraMIST Equipment) and non-lease deliverable (i.e., the UltraMIST Applicators). The consideration allocated to the lease arrangement is established in the lease arrangement. The consideration related to the pay-per-use arrangements is allocated to the lease deliverable based on the “Minimum Volume Method”, which uses the contractual minimum volume in the relative fair value calculation because the ultimate level of UltraMIST Applicator purchases is unknown.

Period ending prior to December 31, 2018

Results prior to December 31, 2018, continue to be reported under ASC 605. Under ASC 605, the Business recognizes revenue from sales to customers when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred (based on contractual shipping terms), the sales price is fixed or determinable, and collectability is reasonably assured. Revenue is recognized upon delivery to the customer.

The Business’s UltraMIST Therapy System embedded software is excluded from the scope of software revenue recognition requirements and instead fall within the scope of ASC 605 because the hardware sold cannot be used apart from the embedded software.

For multiple-element arrangements, each deliverable within a multiple-deliverable revenue arrangement is accounted for as a separate unit of accounting if both of the following criteria are met: (i) the delivered item or items has value to the customer on a stand-alone basis; and (ii) for an arrangement that includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in management’s control.

Lease revenues

Consideration allocated to the lease arrangements in contracts that include the rental or pay-per-use of UltraMIST Equipment is accounted for in accordance with ASC Topic 840, Leases (“ASC 840”) and recognized in revenue ratably over the life of the lease after any evaluation period has ended.

Inventory

Inventory, consisting of finished goods available for sale, is accounted for using the first-in, first-out method and valued at the lower of cost or net realizable value. If any inventory has a cost basis in excess of its net realizable value, is in excess of expected sales requirements as determined by internal sales forecasts, or fails to meet commercial sale specifications, the inventory is written-down through a charge to cost of goods sold. The determination of whether inventory costs will be realizable requires estimates by management of future expected inventory requirements, based on sales forecasts. If actual market conditions are less favorable than those projected by management, inventory write-downs may be required.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the estimated useful life of three to seven years for system equipment, lab. equipment, furniture and fixtures, and computer equipment. Leasehold improvements are depreciated using the straight-line method over the lesser of the estimated useful life or the remaining lease term. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain/loss is included in income.

Leases

The Business has entered into lease agreements for its warehousing, office facility and office equipment. The Business determines if a lease arrangement is an operating lease or capital lease at inception. Lease costs are recognized on a straight-line basis over the term of the lease in accordance with ASC 840.

4. Revenue

Effective January 1, 2019, the Business adopted ASC 606 using the modified retrospective transition method to all contracts that were not completed as of January 1, 2019. Results for reporting periods beginning after January 1, 2019 are presented under ASC 606, while prior period amounts continue to be reported under ASC 605.  Following the adoption of ASC 606, Sanuwave recognizes revenue in accordance with two different accounting standards: 1) ASC 606 and 2) ASC 840.

Following the adoption of Topic 606, Sanuwave recognizes revenue in accordance with two different accounting standards: 1) Topic 606 and 2) Topic 840. The following table presents revenue summarized by type and by applicable accounting standard.

	For the Year Ended December 31, 2019			May 7, 2018 through December 31, 2018
	Topic 606	Topic 840	Total	Topic 605	Topic 840	Total
Equipment sales	$6,892,790	$-	$6,892,790	$4,601,967	$-	$4,601,967
Equipment leases	-	1,022,635	1,022,635	-	701,870	701,870
Equipment warranties	59,400	-	59,400	54,338	-	54,338
Total revenues	$6,952,190	$1,022,635	$7,974,825	$4,656,305	$701,870	$5,358,175

	For the Six Months Ended June 30,
	2020 (Unaudited)			2019 (Unaudited)
	Topic 606	Topic 840	Total	Topic 606	Topic 840	Total
Equipment sales	$2,464,875	$-	$2,464,875	$3,454,327	$-	$3,454,327
Equipment leases	-	507,125	507,125	-	492,735	492,735
Equipment warranties	-	-	-	42,763	-	42,763
Total revenues	$2,464,875	$507,125	$2,972,000	$3,497,090	$492,735	$3,989,825

No single customer accounted for more than 10% of revenue in any of the periods presented.

5. Property and Equipment

The following is a summary of property and equipment by major classifications:

	December 31,		June 30,
	2019	2018	2020
			(Unaudited)
System equipment	$696,938	$236,908	$775,788
Lab equipment	303,787	295,974	303,787
Leasehold improvements	17,079	17,079	17,079
Furniture and fixtures	1,757	1,757	1,757
Computer equipment and other	16,563	16,563	16,563
Total	1,036,124	568,281	1,114,974
Less accumulated depreciation and amortization	(481,273)	(211,228)	(619,790)
Property and equipment, net	$554,851	$357,053	$495,184

Depreciation and amortization expense was $270,045 for 2019, $211,228 for the post-acquisition period from May 7, 2018 through December 31, 2018, $138,517 for the six months ended June 30, 2020 (unaudited) and $145,233 for the six months ended June 30, 2019 (unaudited).

6. Leases

The Business leases an office and warehouse space in Eden Prairie, Minnesota directly related to the UltraMIST Product Line, which expires in 2023. The Business also leases office equipment for its Eden Prairie location, which expires in 2025.

The Business recognizes lease costs on a straight-line basis over the respective lease periods and has recorded deferred rent for rent expense incurred but not yet paid. Lease costs were $102,000 for the year ended December 31, 2019,  $84,286 for the period from May 7, 2018 to December 31, 2018, and $57,000 and $55,000 for the six months ended June 30, 2020 (unaudited) and 2019 (unaudited), respectively.

Minimum future lease payments under all operating leases as of June 30, 2020 are as follows:

Year ending December 31,	Minimum Lease Payments
(Unaudited)
2020 (six months)	$46,990
2021	94,063
2022	96,195
2023	68,017
2024 and thereafter	11,373
Total minimum lease payments	$316,638

7. Commitments and Contingencies

In the ordinary course of business, the Business is involved in litigation, claims, government inquiries, investigations and proceedings, relating to intellectual property, commercial, employment, environmental and regulatory matters. There are no such claims or disputes pending.

8. Subsequent Events

The Business has evaluated subsequent events as of June 30, 2020 and through December 30, 2020, the date on which these Abbreviated Financial Statements were available to be issued, and is not aware of any items that that would require adjustment to or disclosure in these Abbreviated Financial Statements and related notes.